Safeway Inc. Announces First-Quarter 2003 Earnings

    PLEASANTON, Calif.--(BUSINESS WIRE)--May 1, 2003--Safeway Inc.
(NYSE:SWY)

    Results From Continuing Operations

    Safeway Inc. today reported income from continuing operations of $196.2 million ($0.44 per share) for the first quarter ended March 22, 2003. These results include the effect of adopting EITF 02-16, on accounting for vendor allowances, which reduced first-quarter 2003 earnings by approximately $10 million pre-tax ($0.014 per share). Income from continuing operations for the first quarter of 2002 was $325.0 million ($0.66 per share).

    Sales

    First-quarter 2003 comparable store sales were flat while identical store sales (which exclude replacement stores) fell 0.5%. Excluding the effect of fuel sales, comparable store sales fell 1.8% and identical store sales fell 2.3%. Sales were impacted by continued softness in the economy. Total sales increased to $7.5 billion from $7.4 billion in the first quarter of 2002, primarily due to new store openings.

    Gross Profit

    Gross profit decreased 163 basis points to 29.78% of sales in the first quarter of 2003 from gross profit of 31.41% in the first quarter of 2002, primarily due to higher fuel sales, transitional issues related to centralizing the company's marketing and procurement functions and higher shrink.

    Operating and Administrative Expense

    Operating and administrative expense increased 95 basis points to 24.40% of sales in the first quarter of 2003 compared to operating and administrative expense of 23.45% of sales in the first quarter of 2002 primarily due to increases in health and pension expense, as well as soft sales.

    Interest Expense

    Interest expense increased to $90.4 million in the first quarter of 2003 compared to $80.1 million in the first quarter of 2002 as lower interest rates were offset by higher average borrowings resulting from the repurchase of Safeway stock in 2002. The interest coverage ratio (EBITDA divided by interest expense) was 6.7 times for the quarter. EBITDA as a percentage of sales was 8.08% for the quarter.

    Results from Discontinued Operations

    As previously announced, during the fourth quarter of 2002 management decided to sell Dominick's and exit the Chicago market. Accordingly, Dominick's results are presented as a discontinued operation. Loss from discontinued operations was $33.6 million ($0.08 per share) in the first quarter of 2003, consisting of $4.4 million loss from operations, $302.7 million adjustment to the estimated loss on disposal and $273.5 million income tax benefit. The adjustment of Dominick's net assets to a lower estimated fair value gives rise to a current tax benefit of $508.0 million. This benefit has been reduced to $273.5 million by a reserve of $234.5 million. The final determination as to fair value of Dominick's and amount of tax benefit is dependent on a number of factors, including completion of the transaction, terms of sale, review by taxing authorities and changes in tax law.
    Income from discontinued operations was $7.1 million ($0.01 per share) in the first quarter of 2002. Loss from discontinued store operations includes all direct charges to operations at Dominick's as well as allocated interest expense.

    Net Results

    Net income for the first quarter of 2003, including discontinued operations, was $162.6 million ($0.36 per share). Net loss for the first quarter of 2002, including discontinued operations and a $700.0 million ($1.41 per share) charge for the cumulative effect of adopting SFAS No. 142, was $367.9 million ($0.74 per share).

    Capital Expenditures

    During the first quarter of 2003, Safeway invested approximately $140 million in cash capital expenditures. The company opened 9 new stores and closed 10 stores. For the year, the company expects to spend between $1.1 and 1.3 billion in cash capital expenditures while opening 50 to 55 new stores and completing between 100 and 125 remodels.

    Earnings Guidance

    Safeway expects its second-quarter earnings to be in the range of $0.47 to $0.49 per share and between $2.20 and $2.25 per share for the full year 2003. Additionally, Safeway expects to generate free cash flow from continuing operations (cash flow from operating activities less cash flow used by investing activities) of between $0.8 billion and $1.0 billion for the year.

    About Safeway

    Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,694 stores in the United States and Canada and had annual sales from continuing operations of $32.4 billion in 2002. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

    Safeway Conference Call

    Safeway's investor conference call discussing first-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT today. Click on Webcast Events to access the live call. An on-demand webcast of the conference call will also be available for approximately one week following the live call.

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings estimates, capital expenditures, operating improvements, cost reductions, share repurchases and the performance of acquired businesses and are indicated by words or phrases such as "guidance," "continuing," "on-going," "expects," "estimate," and similar words or phrases. These statements are based on Safeway's current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, various risks and uncertainties concerning the potential disposition of Dominick's (including whether Safeway is able to dispose of Dominick's, the timing and manner of any disposition, the price paid, the terms of the disposition, changes in tax law, and review by taxing authorities), labor costs, unanticipated events or changes in future operating results, financial condition or business over time, or unfavorable legislative, regulatory or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. The company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so. Please refer to Safeway's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.



                     SAFEWAY INC. AND SUBSIDIARIES
                           OPERATING RESULTS
            (Dollars in millions, except per-share amounts)
                              (Unaudited)

                                                12 Weeks Ended
                                         ---------------------------
                                             March 22,    March 23,
                                               2003         2002
                                         --------------  -----------

 Sales                                  $      7,542.9  $   7,366.9

 Cost of goods sold                           (5,296.4)    (5,052.8)
                                         --------------  -----------

 Gross profit                                  2,246.5      2,314.1

 Operating and administrative expense         (1,840.6)    (1,727.9)
                                         --------------  -----------

 Operating profit                                405.9        586.2

 Interest expense                                (90.4)       (80.1)

 Other income, net                                 2.5          9.0
                                         --------------  -----------

 Income from continuing operations
  before income taxes and cumulative
  effect of accounting change                    318.0        515.1

 Income taxes                                   (121.8)      (190.1)
                                         --------------  -----------

 Income from continuing operations before
  cumulative effect of accounting change         196.2        325.0

 Discontinued operations:
  (Loss) income from operations of
   Dominick's (including loss on
   disposal adjustment of $302.7
   million in 2003)                             (307.1)        10.8
  Income tax benefit (expense)                   273.5         (3.7)
                                         --------------  -----------
  (Loss) income on discontinued
   operations                                    (33.6)         7.1

 Income before cumulative effect of
  accounting change                              162.6        332.1

 Cumulative effect of accounting change              -       (700.0)
                                         --------------  -----------

 Net income (loss)                      $        162.6  $    (367.9)
                                         --------------  -----------

 Diluted earnings (loss) per share:

 Income from continuing operations
  before cumulative effect of
  accounting change                     $         0.44  $      0.66

 (Loss) income on discontinued
  operations (including loss on disposal)        (0.08)        0.01

 Cumulative effect of accounting change              -        (1.41)
                                         --------------  -----------

 Net income (loss)                      $         0.36  $     (0.74)
                                         --------------  -----------

 Weighted average shares outstanding -
  diluted (in millions)                          446.0        495.0
                                         --------------  -----------



                     SAFEWAY INC. AND SUBSIDIARIES
                   EBITDA FROM CONTINUING OPERATIONS
                         (Dollars in millions)
                              (Unaudited)


                                                12 Weeks Ended
                                         -----------------------------
                                              March 22,    March 23,
 EBITDA from continuing operations:             2003         2002
                                         --------------  -----------

 Income from continuing operations
  before cumulative effect of
  accounting change                     $        196.2  $     325.0
 Add (subtract):
  Income taxes                                   121.8        190.1
  Interest expense                                90.4         80.1
  Depreciation                                   197.7        181.2
  LIFO expense                                     2.3          2.3
  Equity in losses (earnings) of
   unconsolidated affiliates, net                  1.1         (6.0)

                                         --------------  -----------
 EBITDA from continuing operations      $        609.5  $     772.7
                                         --------------  -----------

  Sales                                 $      7,542.9  $   7,366.9
  EBITDA as a percent of sales                    8.08%       10.49%
  Interest coverage ratio (1)                      6.7 x        9.6 x

 (1) EBITDA divided by interest expense





                     SAFEWAY INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)
                              (Unaudited)

                                              March 22,     Year-end
                                                2003          2002
                                         --------------- -------------
ASSETS

Current assets:
    Cash and equivalents                $          85.3 $        73.7
    Receivables                                   409.4         413.1
    Merchandise inventories                     2,442.5       2,493.0
    Other current assets                        1,069.6       1,279.3
                                         --------------- -------------

    Total current assets                        4,006.8       4,259.1
                                         --------------- -------------

    Total property, net                         7,960.9       8,010.2

Goodwill                                        2,849.4       2,846.2
Other long-term assets                            906.2         931.8
                                         --------------- -------------

Total assets                            $      15,723.3 $    16,047.3
                                         --------------- -------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of notes and
     debentures                         $         859.3 $       780.3
    Current obligations under capital
     leases                                        27.9          25.2
    Accounts payable                            1,497.2       1,715.4
    Other current liabilities                   1,186.1       1,415.4
                                         --------------- -------------

    Total current liabilities                   3,570.5       3,936.3
                                         --------------- -------------
Long-term debt:
    Notes and debentures                        6,824.0       7,009.2
    Obligations under capital leases              510.9         512.3
                                         --------------- -------------

    Total long-term debt                        7,334.9       7,521.5

Other long-term liabilities                       974.6         962.0
                                         --------------- -------------

Total liabilities                              11,880.0      12,419.8

Total stockholders' equity                      3,843.3       3,627.5
                                         --------------- -------------

Total liabilities and stockholders'
 equity                                 $      15,723.3 $    16,047.3
                                         --------------- -------------


Note: Balances are subject to further reclassification and adjustment.





                     SAFEWAY INC. AND SUBSIDIARIES
      PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Dollars in millions)
                              (Unaudited)

                                                12 Weeks Ended
                                         -----------------------------
                                              March 22,     March 23,
                                                2003          2002
                                         --------------- -------------
OPERATING ACTIVITIES
     Net cash flow from operating
      activities                                  226.7         270.2
                                         --------------- -------------

INVESTING ACTIVITIES
Cash paid for property additions                 (140.3)       (172.6)
Proceeds from sale of property                     43.9          20.7
Other                                              (9.9)         (8.3)
                                         --------------- -------------
     Net cash flow used by investing
      activities                                 (106.3)       (160.2)
                                         --------------- -------------

FINANCING ACTIVITIES
Additions to short-term borrowings                    -           2.7
Additions to long-term borrowings                  81.2         202.4
Payments on long-term borrowings                 (196.4)       (144.9)
Purchase of treasury stock                            -        (183.7)
Net proceeds from exercise of stock
 options                                            3.5          12.3
Other                                               0.2             -
                                         --------------- -------------
    Net cash flow used by financing
     activities                                  (111.5)       (111.2)
                                         --------------- -------------

DISCONTINUED OPERATIONS
   Net cash from discontinued operations            2.7          (1.7)
                                         --------------- -------------

Increase (decrease) in cash and
 equivalents                                       11.6          (2.9)

CASH AND EQUIVALENTS
    Beginning of period                            73.7          65.7
                                         --------------- -------------
    End of period                       $          85.3 $        62.8
                                         --------------- -------------

    CONTACT: Safeway Inc.
             Julie Hong, 925/467-3832
             Melissa Plaisance, 925/467-3136